Exhibit 3.2

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT (AS AMENDED)

COMPANY LIMITED BY SHARES

ELEVENTH AMENDED AND RESTATED

MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

QINIU LIMITED

Incorporated this 23rd day of May 2011

Amended and Restated by Resolution of the Shareholders passed on April 29, 2021 and filed on

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT (AS AMENDED)

COMPANY LIMITED BY SHARES

ELEVENTH AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

QINIU LIMITED

1                                         The name of the Company is Qiniu Limited.

2                                         The Company is a company limited by shares.

3                                         The first Registered Office of the Company was at the offices of SHRM Trustees (BVI) Limited, Trinity Chambers, PO Box 4301, Road Town, Tortola, British Virgin Islands.  The Directors or Members may from time to time change the Registered Office of the Company by resolution of the Directors or Resolution of Members.

4                                         The first Registered Agent of the Company was SHRM Trustees (BVI) Limited of Trinity Chambers, PO Box 4301, Road Town, Tortola, British Virgin Islands. The Directors or Members may from time to time change the Registered Agent of the Company by resolution of the Directors or Resolution of Members.

5                                         The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the laws of the British Virgin Islands.

6                                         The liability of each Member is limited to the amount, if any, unpaid on the Shares held by such Member.

7                                         The Company is authorised to issue a maximum of 500,000,000 shares divided into two classes as follows:

(a)                                 463,348,680 class A ordinary shares with a par value of US$0.0001 each (the “Class A Ordinary Shares”); and

(b)                                 36,651,320 class B ordinary shares with a par value of US$0.0001 each (the “Class B Ordinary Shares”),

each share having the right and restrictions set out in the Memorandum and Articles. Holders of Class A Ordinary Shares and Class B Ordinary Shares shall at all times vote together as one class on all resolutions submitted to a vote by the members of the Company. For the purposes of section 9 of the Statute, any rights, privileges, restrictions and conditions attaching to any share as provided for in the Memorandum and Articles are deemed to be set out and stated in full in the Memorandum.

8                                         Each Class A Ordinary Share shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings of the Company, and each Class B Ordinary Share shall entitle the holder thereof to ten (10) votes on all matters subject to vote at general meetings of the Company.

9                                         Each Class A Ordinary Share confers on the holder:

(a)                                 the right to one (1) vote at a meeting of the members of the Company or on any resolution of the members of the Company;

(b)                                 the right to an equal share in any dividend paid by the Company in accordance with the Statute; and

(c)                                  the right to an equal share in the distribution of the surplus assets of the Company.

10                                  Each Class B Ordinary Share confers on the holder:

(a)                                 the right to ten (10) votes at a meeting of the members of the Company or on any resolution of the members of the Company;

(b)                                 the right to an equal share in any dividend paid by the Company in accordance with the Statute; and

(c)                                  the right to an equal share in the distribution of the surplus assets of the Company.

11                                  Each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time at the option of the holder thereof. The right to convert shall be exercisable by the holder of the Class B Ordinary Share delivering a written notice to the Company that such holder elects to convert a specified number of Class B Ordinary Shares into Class A Ordinary Shares. In no event shall Class A Ordinary Shares be convertible into Class B Ordinary Shares.

12                                  Any conversion of Class B Ordinary Shares into Class A Ordinary Shares pursuant to these Articles shall be effected by means of the re-designation of each relevant Class B Ordinary Share as a Class A Ordinary Share. Such conversion shall become effective forthwith upon entries being made in the Register to record the re-designation of the relevant Class B Ordinary Shares as Class A Ordinary Shares.

13                                  Upon any sale, transfer, assignment or disposition of any Class B Ordinary Share by a holder thereof to any person or entity who is not an Affiliate of the holder thereof, or upon a change of ultimate beneficial ownership of the holder of any Class B Ordinary Share to any person or entity who is not an Affiliate of the holder thereof, such Class B Ordinary Shares shall be automatically and immediately converted into the same number of Class A Ordinary Shares. For the avoidance of doubt, (i) a sale, transfer, assignment or disposition shall be effective upon the Company’s registration of such sale, transfer, assignment or disposition in the Register; and (ii) the creation of any pledge, charge, encumbrance or other third party right of whatever description on any Class B Ordinary Shares to secure a holder’s contractual or legal obligations shall not be deemed as a sale, transfer, assignment or disposition unless and until any such pledge, charge, encumbrance or other third party right is enforced and results in the third party holding legal title to the relevant Class B Ordinary Shares, in which case all the related Class B Ordinary Shares shall be automatically converted into the same number of Class A Ordinary Shares.

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14                                  Save and except for voting rights as set out in Clauses 7, 8, 9 and 10 (inclusive) and the conversion rights as set out in Clauses 11, 12, and 13 (inclusive), the Class A Ordinary Shares and the Class B Ordinary Shares shall rank pari passu with one another and shall have the same rights, preferences, privileges and restrictions in all respects.

15                                  Shares may only be issued as registered shares and the Company is not authorised to issue bearer shares.  Registered shares may not be exchanged for bearer shares or converted to bearer shares.

16                                  Capitalised terms that are not defined in this Memorandum of Association bear the same meanings as those given in the Articles of Association of the Company.

17                                  Subject to the provisions of the Statute, the Company may from time to time amend the Memorandum of Association or the Articles of Association by Special Resolution of Members.

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We, SHRM Trustees (BVI) Limited of Trinity Chambers, PO Box 4301, Road Town, Tortola, Virgin Islands, British in our capacity as registered agent for the Company hereby apply to the Registrar for the incorporation of the Company this 23rd day of May 2011.

Incorporator

[Sgd.]

Authorised Signatories
SHRM Trustees (BVI) Limited

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TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT (AS AMENDED)

COMPANY LIMITED BY SHARES

ELEVENTH AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

QINIU LIMITED

1                                         Interpretation

1.1                               In these Articles the following defined terms will have the meanings ascribed to them, if not inconsistent with the subject or context:

“ADS”	means an American Depositary Share, each representing Class A Ordinary Shares;

“Affiliate”

means in respect of a specified Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, and (i) in the case of a natural person, shall include, without limitation, such person’s spouse, parents, children, siblings, mother-in-law, father-in-law, brothers-in-law and sisters-in-law, a trust for the benefit of any of the foregoing, and a corporation, partnership or any other entity wholly or jointly owned by any of the foregoing, and (ii) in the case of an entity, shall include a partnership, a corporation or any other entity or any natural person which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such entity. The term “control” shall mean the ownership, directly or indirectly, of shares possessing more than fifty per cent (50%) of the voting power of the corporation, partnership or other entity (other than, in the case of a corporation, securities having such power only by reason of the happening of a contingency), or having the power to control the management or elect a majority of members to the board of directors or equivalent decision-making body of such corporation, partnership or other entity;

“Alibaba”	means Taobao China Holding Limited, together with its Affiliates, successors and permitted assigns;

“Articles”	means these articles of association of the Company, as amended or substituted from time to time;

“Board” and “Board of Directors” and “Directors”	means the directors of the Company for the time being, or as the case may be, the directors assembled as a board or as a committee thereof;

“Chairman”	means the chairman of the Board of Directors;

“Class” or “Classes”	means any class or classes of Shares as may from time to time be issued by the Company;

“Class A Ordinary Share”	means an Ordinary Share of a par value of US$0.0001 in the capital of the Company, designated as a Class A Ordinary Shares and having the rights provided for in these Articles;

“Class B Ordinary Share”	means an Ordinary Share of a par value of US$0.0001 in the capital of the Company, designated as a Class B Ordinary Share and having the rights provided for in these Articles;

“Commission”	means the Securities and Exchange Commission of the United States of America or any other federal agency for the time being administering the Securities Act;

“Company”	means Qiniu Limited, a British Virgin Islands company;

“Company’s Website”

means the main corporate/investor relations website of the Company, the address or domain name of which has been disclosed in any registration statement filed by the Company with the Commission in connection with its initial public offering of ADSs, or which has otherwise been notified to Shareholders;

“Designated Stock Exchange”	means the stock exchange in the United States on which any Shares and ADSs are listed for trading;

“Designated Stock Exchange Rules”	means the relevant code, rules and regulations, as amended, from time to time, applicable as a result of the original and continued listing of any Shares or ADSs on the Designated Stock Exchange;

“Distribution”	means any distribution (including an interim or final dividend);

“electronic”

has the meaning given to it in the Electronic Transactions Law and any amendment thereto or re-enactments thereof for the time being in force and includes every other law incorporated therewith or substituted therefor;

“electronic communication”	means electronic posting to the Company’s Website, transmission to any number, address or internet website or other electronic delivery methods as otherwise decided and approved by the Board;

“Electronic Transactions Act”	means the Electronic Transactions Act, 2001 of the British Virgin Islands and any statutory amendment or re-enactment thereof;

“electronic record”

has the meaning given to it in the Electronic Transactions Act and any amendment thereto or re-enactments thereof for the time being in force and includes every other law incorporated therewith or substituted therefor;

“Memorandum of Association”	means the memorandum of association of the Company, as amended or substituted from time to time;

“Ordinary Share”	means a Class A Ordinary Share or a Class B Ordinary Share;

“paid up”	means paid up as to the par value in respect of the issue of any Shares and includes credited as paid up;

“Person”

means any natural person, firm, company, joint venture, partnership, corporation, association or other entity (whether or not having a separate legal personality) or any of them as the context so requires;

“Register”	means the register of Members maintained in accordance with the Statute;

“Registered Agent”	means the registered agent for the time being of the Company;

“Registered Office”	means the registered office for the time being of the Company;

“Resolution of Members”

means, (i) a resolution approved at a duly convened and constituted general meeting of the Shareholders by a majority of in excess of 50% of the votes cast by those Shareholders entitled to vote on the resolution (having regard to the number of votes to which each such Shareholder is entitled under the Memorandum and Articles), or such other threshold as may be specified in the Memorandum and Articles, or (ii) a resolution in writing signed or consented to in writing or by telex, telegram, cable or other written electronic communication by or on behalf of one or more Shareholders who together hold Shares which carry, in aggregate, a majority in excess of 50% of the votes of all Shareholders entitled to vote on the resolution at a general meeting (having regard to the number of votes to which each such Shareholder is entitled under the Memorandum and Articles), or such other threshold as may be specified in the Memorandum and Articles.

“Seal”	means the common seal of the Company (if adopted) including any facsimile thereof;

“Secretary”	means any Person appointed by the Directors to perform any of the duties of the secretary of the Company;

“Securities Act”

means the Securities Act of 1933 of the United States of America, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time;

“Share”

means a share in the capital of the Company. All references to “Shares” herein shall be deemed to be Shares of any or all Classes as the context may require. For the avoidance of doubt in these Articles the expression “Share” shall include a fraction of a Share;

“Shareholder” or “Member”	means a Person who is registered as the holder of one or more Shares in the Register;

“signed”

means bearing a signature or representation of a signature affixed by mechanical means or an electronic symbol or process attached to or logically associated with an electronic communication and executed or adopted by a Person with the intent to sign the electronic communication;

“Special Resolution of Members”

means, (i) a resolution approved at a duly convened and constituted general meeting of the Shareholders by a majority of at least two-thirds of the votes cast by those Shareholders entitled to vote on the resolution (having regard to the number of votes to which each such Shareholder is entitled under the Memorandum and Articles), or such other threshold as may be specified in the Memorandum and Articles, or (ii) a resolution in writing signed or consented to in writing or by telex, telegram, cable or other written electronic communication by or on behalf of one or more Shareholders who together hold Shares which carry, in aggregate, a majority of at least two-thirds of the votes of all Shareholders entitled to vote on the resolution at a general meeting (having regard to the number of votes to which each such Shareholder is entitled under the Memorandum and Articles), or such other threshold as may be specified in the Memorandum and Articles.

“Statute”	means the BVI Business Companies Act (as amended) of the British Virgin Islands.

“Treasury Share”	means a Share held in the name of the Company as a treasury share in accordance with the Statute; and

“United States”	means the United States of America, its territories, its possessions and all areas subject to its jurisdiction.

1.2                               In these Articles, save where the context required otherwise:

(a)                                 words importing the singular number include the plural number and vice versa;

(b)                                 words importing the masculine gender only shall include the feminine gender and any Person as the context may require;

(c)                                  the word “may” shall be construed as permissive and the word “shall” shall be construed as imperative;

(d)                                 reference to a dollar or dollars (or US$) and to a cent or cents is reference to dollars and cents of the United States of America;

(e)                                  reference to a statutory enactment shall include reference to any amendment or re-enactment thereof for the time being in force;

(f)                                   reference to any determination by the Directors shall be construed as a determination by the Directors in their sole and absolute discretion and shall be applicable either generally or in any particular case;

(g)                                  reference to “in writing” shall be construed as written or represented by any means reproducible in writing, including any form of print, lithograph, email, facsimile, photograph or telex or represented by any other substitute or format for storage or transmission for writing including in the form of an electronic record or partly one and partly another;

(h)                                 any requirements as to delivery under the Articles include delivery in the form of an electronic record or an electronic communication;

(i)                                     any requirements as to execution or signature under the Articles including the execution of the Memorandum and Articles themselves can be satisfied in the form of an electronic signature as provided for in the Electronic Transactions Act; and

(j)                                    section 8(2) of the Electronic Transactions Act shall not apply.

2                                         Preliminary

2.1                               The business of the Company may be conducted as the Directors see fit.

2.2                               The Registered Office shall be at such address in the British Virgin Islands as the Directors may from time to time determine. The Company may in addition establish and maintain such other offices and places of business and agencies in such places as the Directors may from time to time determine.

2.3                               The expenses incurred in the formation of the Company and in connection with the offer for subscription and issue of Shares shall be paid by the Company. Such expenses may be amortised over such period as the Directors may determine and the amount so paid shall be charged against income and/or capital in the accounts of the Company as the Directors shall determine.

2.4                               The Directors shall keep, or cause to be kept, the Register at such place as the Directors may from time to time determine and, in the absence of any such determination, the Register shall be kept at the Registered Office.

3                                         Shares

3.1                               Subject to the provisions, if any, in the Memorandum and these Articles, all Shares for the time being unissued shall be under the control of the Directors who may, in their absolute discretion and without the approval of the Members, cause the Company to:

(a)                                 issue, allot and dispose of Shares (including, without limitation, preferred shares) (whether in certificated form or non-certificated form) to such Persons, in such manner, on such terms and having such rights and being subject to such restrictions as they may from time to time determine;

(b)                                 grant rights over Shares or other securities to be issued in one or more classes or series as they deem necessary or appropriate and determine the designations, powers, preferences, privileges and other rights attaching to such Shares or securities, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, any or all of which may be greater than the powers, preferences, privileges and rights associated with the then issued and outstanding Shares, at such times and on such other terms as they think proper; and

(c)                                  grant options with respect to Shares and issue warrants or similar instruments with respect thereto.

3.2                               Section 46 of the Statute (Pre-emptive rights) does not apply to the Company.

3.3                               The Directors may authorise the division of Shares into any number of Classes and the different Classes shall be authorised, established and designated (or re-designated as the case may be) and the variations in the relative rights (including, without limitation, voting, dividend and redemption rights), restrictions, preferences, privileges and payment obligations as between the different Classes (if any) may be fixed and determined by the Directors or by a Resolution of Members. The Directors may issue Shares with such preferred or other rights, all or any of which may be greater than the rights of Ordinary Shares, at such time and on such terms as they may think appropriate.  Notwithstanding Article 4.1, the Directors may issue from time to time, series of preferred shares in their absolute discretion and without approval of the Members; provided, however, before any preferred shares of any such series are issued, the Directors shall by resolution of Directors determine, with respect to any series of preferred shares, the terms and rights of that series, including:

(a)                                 the designation of such series, the number of preferred shares to constitute such series and the subscription price thereof if different from the par value thereof;

(b)                                 whether the preferred shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

(c)                                  the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of any other class or any other series of shares;

(d)                                 whether the preferred shares of such series shall be subject to redemption by the Company, and, if so, the times, prices and other conditions of such redemption;

(e)                                  whether the preferred shares of such series shall have any rights to receive any part of the assets available for distribution amongst the Members upon the liquidation of the Company, and, if so, the terms of such liquidation preference, and the relation which such liquidation preference shall bear to the entitlements of the holders of shares of any other class or any other series of shares;

(f)                                   whether the preferred shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the preferred shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

(g)                                  whether the preferred shares of such series shall be convertible into, or exchangeable for, shares of any other class or any other series of preferred shares or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

(h)                                 the limitations and restrictions, if any, to be effective while any preferred shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Company of, the existing shares or shares of any other class of shares or any other series of preferred shares;

(i)                                     the conditions or restrictions, if any, upon the creation of indebtedness of the Company or upon the issue of any additional shares, including additional shares of such series or of any other class of shares or any other series of preferred shares; and

(j)                                    any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof;

(k)                                 and, for such purposes, the Directors may reserve an appropriate number of Shares for the time being unissued. The Company shall not issue Shares to bearer.

3.4                               The Company may insofar as may be permitted by law, pay a commission to any Person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any Shares. Such commissions may be satisfied by the payment of cash or the lodgement of fully or partly paid-up Shares or partly in one way and partly in the other. The Company may also pay such brokerage as may be lawful on any issue of Shares.

3.5                               The Directors may refuse to accept any application for Shares, and may accept any application in whole or in part, for any reason or for no reason.

4                                         Modification of Rights

4.1                               Whenever the capital of the Company is divided into different Classes the rights attached to any such Class may, subject to any rights or restrictions for the time being attached to any Class, only be materially adversely varied with the consent in writing of the holders of not less than two-thirds (2/3rds) of the issued Shares of that Class or with the sanction of a Resolution of Members passed at a separate meeting of the holders of the Shares of that Class by the holders of not less than two-thirds (2/3rds) of the issued Shares of that Class. To every such separate meeting all the provisions of these Articles relating to general meetings of the Company or to the proceedings thereat shall, mutatis mutandis, apply, except that the necessary quorum shall be one or more Persons holding or representing by proxy at least one-third in nominal or par value amount of the issued Shares of the relevant Class (but so that if at any adjourned meeting of such holders a quorum as above defined is not present, those Shareholders who are present shall form a quorum) and that, subject to any rights or restrictions for the time being attached to the Shares of that Class, every Shareholder of the Class shall on a poll have one vote for each Share of the Class held by him. For the purposes of this Article the Directors may treat all the Classes or any two or more Classes as forming one Class if they consider that all such Classes would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate Classes.

4.2                               The rights conferred upon the holders of the Shares of any Class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the Shares of that Class, be deemed to be materially adversely varied by, inter alia, the creation, allotment or issue of further Shares ranking pari passu with or subsequent to them or the redemption or purchase of any Shares of any Class by the Company. The rights of the holders of Shares shall not be deemed to be materially adversely varied by the creation or issue of Shares with preferred or other rights including, without limitation, the creation of Shares with enhanced or weighted voting rights.

5                                         Certificate

5.1                               Every Person whose name is entered as a Member in the Register may, without payment and upon its written request, request a certificate within two (2) calendar months after allotment or lodgement of transfer (or within such other period as the conditions of issue shall provide) in the form determined by the Directors. All certificates shall specify the Share or Shares held by that Person, provided that in respect of a Share or Shares held jointly by several Persons the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a Share to one of several joint holders shall be sufficient delivery to all. All certificates for Shares shall be delivered personally or sent through the post addressed to the Member entitled thereto at the Member’s registered address as appearing in the Register.

5.2                               Every share certificate of the Company shall bear legends required under the applicable laws, including the Securities Act.

5.3                               Any two or more certificates representing Shares of any one Class held by any Member may at the Member’s request be cancelled and a single new certificate for such Shares issued in lieu on payment (if the Directors shall so require) of one dollar (US$1.00) or such smaller sum as the Directors shall determine.

5.4                               If a share certificate shall be damaged or defaced or alleged to have been lost, stolen or destroyed, a new certificate representing the same Shares may be issued to the relevant Member upon request, subject to delivery up of the old certificate or (if alleged to have been lost, stolen or destroyed) compliance with such conditions as to evidence and indemnity and the payment of out-of-pocket expenses of the Company in connection with the request as the Directors may think fit.

5.5                               In the event that Shares are held jointly by several Persons, any request may be made by any one of the joint holders and if so made shall be binding on all of the joint holders.

6                                         Fractional Shares

The Directors may issue fractions of a Share and, if so issued, a fraction of a Share shall be subject to and carry the corresponding fraction of liabilities (whether with respect to nominal or par value, premium, contributions, calls or otherwise), limitations, preferences, privileges, qualifications, restrictions, rights (including, without prejudice to the generality of the foregoing, voting and participation rights) and other attributes of a whole Share. If more than one fraction of a Share of the same Class is issued to or acquired by the same Shareholder such fractions shall be accumulated.

7                                         Lien

7.1                               The Company has a first and paramount lien on every Share (whether or not fully paid) for all amounts (whether presently payable or not) payable at a fixed time or called in respect of that Share. The Company also has a first and paramount lien on every Share registered in the name of a Person indebted or under liability to the Company (whether he is the sole registered holder of a Share or one of two or more joint holders) for all amounts owing by him or his estate to the Company (whether or not presently payable). The Directors may at any time declare a Share to be wholly or in part exempt from the provisions of this Article. The Company’s lien on a Share extends to any amount payable in respect of it, including but not limited to dividends.

7.2                               The Company may sell, in such manner as the Directors in their absolute discretion think fit, any Share on which the Company has a lien, but no sale shall be made unless an amount in respect of which the lien exists is presently payable nor until the expiration of fourteen (14) calendar days after a notice in writing, demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the Share, or the Persons entitled thereto by reason of his death or bankruptcy.

7.3                               For giving effect to any such sale the Directors may authorise a Person to transfer the Shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the Shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

7.4                               The proceeds of the sale after deduction of expenses, fees and commissions incurred by the Company shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue shall (subject to a like lien for sums not presently payable as existed upon the Shares prior to the sale) be paid to the Person entitled to the Shares immediately prior to the sale.

8                                         Calls on Shares

8.1                               Subject to the terms of the allotment, the Directors may from time to time make calls upon the Shareholders in respect of any moneys unpaid on their Shares, and each Shareholder shall (subject to receiving at least fourteen (14) calendar days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on such Shares. A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

8.2                               The joint holders of a Share shall be jointly and severally liable to pay calls in respect thereof.

8.3                               If a sum called in respect of a Share is not paid before or on the day appointed for payment thereof, the Person from whom the sum is due shall pay interest upon the sum at the rate of eight percent (8%) per annum from the day appointed for the payment thereof to the time of the actual payment, but the Directors shall be at liberty to waive payment of that interest wholly or in part.

8.4                               The provisions of these Articles as to the liability of joint holders and as to payment of interest shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the amount of the Share, or by way of premium, as if the same had become payable by virtue of a call duly made and notified.

8.5                               The Directors may make arrangements with respect to the issue of partly paid Shares for a difference between the Shareholders, or the particular Shares, in the amount of calls to be paid and in the times of payment.

8.6                               The Directors may, if they think fit, receive from any Shareholder willing to advance the same all or any part of the moneys uncalled and unpaid upon any partly paid Shares held by him, and upon all or any of the moneys so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate (not exceeding without the sanction of an Resolution of Members, eight percent (8%) per annum) as may be agreed upon between the Shareholder paying the sum in advance and the Directors. No such sum paid in advance of calls shall entitle the Member paying such sum to any portion of a dividend declared in respect of any period prior to the date upon which such sum would, but for such payment, become presently payable.

9                                         Forfeiture of Shares

9.1                               If a Shareholder fails to pay any call or instalment of a call in respect of partly paid Shares on the day appointed for payment, the Directors may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

9.2                               The notice shall name a further day (not earlier than the expiration of fourteen (14) calendar days from the date of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed, the Shares in respect of which the call was made will be liable to be forfeited.

9.3                               If the requirements of any such notice as aforesaid are not complied with, any Share in respect of which the notice has been given may at any time thereafter, before the payment required by notice has been made, be forfeited by a resolution of the Directors to that effect.

9.4                               A forfeited Share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

9.5                               A Person whose Shares have been forfeited shall cease to be a Shareholder in respect of the forfeited Shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which at the date of forfeiture were payable by him to the Company in respect of the Shares forfeited, but his liability shall cease if and when the Company receives payment in full of the amount unpaid on the Shares forfeited.

9.6                               A certificate in writing under the hand of a Director that a Share has been duly forfeited on a date stated in the certificate shall be conclusive evidence of the facts in the declaration as against all Persons claiming to be entitled to the Share.

9.7                               The Company may receive the consideration, if any, given for a Share on any sale or disposition thereof pursuant to the provisions of these Articles as to forfeiture and may execute a transfer of the Share in favour of the Person to whom the Share is sold or disposed of and that Person shall be registered as the holder of the Share and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the disposition or sale.

9.8                               The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which by the terms of issue of a Share becomes due and payable, whether on account of the amount of the Share, or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

10                                  Transfer of Shares

10.1                        Subject to the terms of the Articles, any Member may transfer all or any of his Shares by an instrument of transfer. The instrument of transfer of any Share shall be in writing and in any usual or common form or such other form as the Directors may, in their absolute discretion, approve and be executed by or on behalf of the transferor and if in respect of a nil or partly paid up Share, or if so required by the Directors, shall also be executed on behalf of the transferee and shall be accompanied by the certificate (if any) of the Shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer. The transferor shall be deemed to remain a Shareholder until the name of the transferee is entered in the Register in respect of the relevant Shares.

10.2                        The Directors may in their absolute discretion decline to register any transfer of Shares which is not fully paid up or on which the Company has a lien.

10.3                        The Directors may also decline to register any transfer of any Share unless:

(a)                                 the instrument of transfer is lodged with the Company, accompanied by the certificate for the Shares to which it relates and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

(b)                                 the instrument of transfer is in respect of only one Class of Shares;

(c)                                  the instrument of transfer is properly stamped, if required;

(d)                                 in the case of a transfer to joint holders, the number of joint holders to whom the Share is to be transferred does not exceed four; and

(e)                                  a fee of such maximum sum as the Designated Stock Exchange may determine to be payable, or such lesser sum as the Board of Directors may from time to time require, is paid to the Company in respect thereof.

10.4                        The registration of transfers may, on ten (10) calendar days’ notice being given by advertisement in such one or more newspapers, by electronic means or by any other means in accordance with the Designated Stock Exchange Rules, be suspended and the Register closed at such times and for such periods as the Directors may, in their absolute discretion, from time to time determine, provided always that such registration of transfer shall not be suspended nor the Register closed for more than thirty (30) calendar days in any calendar year.

10.5                        All instruments of transfer that are registered shall be retained by the Company. If the Directors refuse to register a transfer of any Shares, they shall within three (3) calendar months after the date on which the transfer was lodged with the Company send notice of the refusal to each of the transferor and the transferee.

11                                  Transmission of Shares

11.1                        The legal personal representative of a deceased sole holder of a Share shall be the only Person recognised by the Company as having any title to the Share. In the case of a Share registered in the name of two or more holders, the survivors or survivor, or the legal personal representatives of the deceased survivor, shall be the only Person recognised by the Company as having any title to the Share.

11.2                        Any Person becoming entitled to a Share in consequence of the death or bankruptcy of a Shareholder shall, upon such evidence being produced as may from time to time be required by the Directors, have the right either to be registered as a Shareholder in respect of the Share or, instead of being registered himself, to make such transfer of the Share as the deceased or bankrupt Person could have made; but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the deceased or bankrupt Person before the death or bankruptcy.

11.3                        A Person becoming entitled to a Share by reason of the death or bankruptcy of a Shareholder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered Shareholder, except that he shall not, before being registered as a Shareholder in respect of the Share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company, provided however, that the Directors may at any time give notice requiring any such Person to elect either to be registered himself or to transfer the Share, and if the notice is not complied with within ninety (90) calendar days, the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

12                                  Registration of Empowering Instruments

The Company shall be entitled to charge a fee not exceeding one U.S. dollar (US$1.00) on the registration of every probate, letters of administration, certificate of death or marriage, power of attorney, notice in lieu of distringas, or other instrument.

13                                  Alteration of Authorised Number of Shares

The Company may by Resolution of Members or a resolution of the Directors increase the maximum number of shares which the Company is authorised to issue, by such number, and divided into Shares of such Classes and amount, as the resolution shall prescribe. The Company may by Special Resolution of Members decrease the maximum number of shares which the Company is authorised to issue, by such number, and divided into Shares of such Classes and amount, as the resolution shall prescribe.

14                                  Redemption, Purchase and Surrender of Shares

14.1                        Subject to the provisions of these Articles, the Company may:

(a)                                 issue Shares that are to be redeemed or are liable to be redeemed at the option of the Shareholder or the Company. The redemption of Shares shall be effected in such manner and upon such terms as may be determined, before the issue of such Shares, by Special Resolution of Members; and

(b)                                 purchase or otherwise acquire its own Shares (including any redeemable Shares) on such terms and in such manner and terms as have been approved by the Board or by the Shareholders by Resolution of Members, or are otherwise authorised by these Articles.

14.2                        The purchase or acquisition of any Share shall not oblige the Company to purchase or acquire any other Share other than as may be required pursuant to applicable law and any other contractual obligations of the Company.

14.3                        The holder of the Shares being purchased shall be bound to deliver up to the Company the certificate(s) (if any) thereof for cancellation and thereupon the Company shall pay to him the purchase or redemption monies or consideration in respect thereof.

14.4                        The Company may acquire its own fully paid Share or Shares for no consideration by way of the surrender of the Share or Shares to the Company by the Member holding the Share or Shares.

14.5                        Sections 60 (Process for acquisition of own shares), 61 (Offer to one or more shareholders) and 62 (Shares redeemed otherwise than at the option of company) of the Statute shall not apply to the Company.

15                                  Treasury Shares

15.1                        The Directors may, prior to the purchase, redemption, surrender or other acquisition of any Share, resolve that such Share shall be held as a Treasury Share; provided that the number of Shares purchased, redeemed, surrendered or otherwise acquired, when aggregated with Shares of the same class already held by the Company as Treasury Shares, does not exceed 50% of the Shares of that class previously issued by the Company, excluding Shares that have been cancelled..

15.2                        The Directors may determine to cancel a Treasury Share or transfer a Treasury Share on such terms as they think proper (including, without limitation, for nil consideration).

16                                  General Meetings

16.1                        All general meetings other than annual general meetings shall be called extraordinary general meetings.

16.2                        The Company may (but shall not be obliged to) in each calendar year hold a general meeting as its annual general meeting and shall specify the meeting as such in the notices calling it. The annual general meeting shall be held at such time and place as may be determined by the Directors.  At these meetings the report of the Directors (if any) shall be presented.

16.3                        The Chairman or a majority of the Directors (acting by a resolution of the Board) may call general meetings, and they shall on a Shareholders’ requisition forthwith proceed to convene an extraordinary general meeting of the Company.

16.4                        A Shareholders’ requisition is a requisition of Members holding at the date of deposit of the requisition Shares which carry in aggregate not less than thirty percent (30%) of all votes attaching to all issued and outstanding Shares of the Company that as at the date of the deposit carry the right to vote at general meetings of the Company.

16.5                        The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the Registered Office, and may consist of several documents in like form each signed by one or more requisitionists.

16.6                        If the Directors do not within twenty-one (21) calendar days from the date of the deposit of the requisition duly proceed to convene a general meeting to be held within a further twenty-one (21) calendar days, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three (3) calendar months after the expiration of the said twenty-one (21) calendar days.

16.7                        A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

17                                  Notice of General Meeting

17.1                        At least ten (10) calendar days’ notice shall be given for any general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice specified in this Article has been given and whether or not the provisions of these Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed by Shareholders (or their proxies) who hold Shares which carry in aggregate not less than 95% of all votes attaching to all Shares in issue and entitled to attend and vote at such general meeting.

17.2                        The accidental omission to give notice of a meeting to or the non-receipt of a notice of a meeting by any Shareholder shall not invalidate the proceedings at any meeting.

18                                  Proceedings at General Meetings

18.1                        No business except for the appointment of a chairman for the meeting shall be transacted at any general meeting unless a quorum of Shareholders is present at the time when the meeting proceeds to business. One or more Shareholders holding Shares which carry in aggregate (or representing by proxy) not less than a majority of all votes attaching to all Shares in issue and entitled to vote at such general meeting, present in person or by proxy or, if a corporation or other non-natural person, by its duly authorised representative, shall be a quorum for all purposes.

18.2                        If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall be dissolved.

18.3                        If the Directors wish to make this facility available for a specific general meeting or all general meetings of the Company, participation in any general meeting of the Company may be by means of a telephone or similar communication equipment by way of which all Persons participating in such meeting can communicate with each other and such participation shall be deemed to constitute presence in person at the meeting.

18.4                        The Chairman, if any, of the Board of Directors shall preside as chairman at every general meeting of the Company.

18.5                        If there is no such Chairman of the Board of Directors, or if at any general meeting he is not present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as chairman of the meeting, any Director or Person nominated by the Chairman (or, in the absence of such Chairman nomination, the Directors) shall preside as chairman of that meeting, failing which the Shareholders present in person or by proxy shall choose any Person present to be chairman of that meeting.

18.6                        The chairman may with the consent of any general meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting, or adjourned meeting, is adjourned for fourteen (14) calendar days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

18.7                        The Directors may cancel or postpone any duly convened general meeting at any time prior to such meeting, except for general meetings requisitioned by the Shareholders in accordance with these Articles, for any reason or for no reason, upon notice in writing to Shareholders. A postponement may be for a stated period of any length or indefinitely as the Directors may determine.

18.8                        At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairman of the meeting or any Shareholder present in person or by proxy, and unless a poll is so demanded, a declaration by the chairman of the meeting that a resolution has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book of the proceedings of the Company, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of, or against, that resolution.

18.9                        If a poll is duly demanded it shall be taken in such manner as the chairman of the meeting directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

18.10                 All questions submitted to a meeting shall be decided by a Resolution of Members except where a greater majority is required by these Articles or by the Statute. In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a second or casting vote.

18.11                 A poll demanded on the election of a chairman of the meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the meeting directs.

19                                  Votes of Shareholders

19.1                        Subject to any rights and restrictions for the time being attached to any Share, on a show of hands every Shareholder present in person or by proxy (or, if a corporation or other non-natural person, by its duly authorised representative or proxy) shall, at a general meeting of the Company, each have one vote and on a poll every Shareholder present in person or by proxy (or, if a corporation or other non-natural person, by its duly authorised representative or proxy) shall have one (1) vote for each Class A Ordinary Share and ten (10) votes for each Class B Ordinary Share of which he is the holder.

19.2                        In the case of joint holders the vote of the senior who tenders a vote whether in person or by proxy (or, if a corporation or other non-natural person, by its duly authorised representative or proxy) shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register.

19.3                        Shares carrying the right to vote that are held by a Shareholder of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may be voted, whether on a show of hands or on a poll, by his committee, or other Person in the nature of a committee appointed by that court, and any such committee or other Person may vote in respect of such Shares by proxy.

19.4                        No Shareholder shall be entitled to vote at any general meeting of the Company unless all calls, if any, or other sums presently payable by him in respect of Shares carrying the right to vote held by him have been paid.

19.5                        On a poll votes may be given either personally or by proxy.

19.6                        Each Shareholder, other than a recognised clearing house (or its nominee(s)) or depositary (or its nominee(s)), may only appoint one proxy on a show of hand. The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing or, if the appointor is a corporation, either under Seal or under the hand of an officer or attorney duly authorised. A proxy need not be a Shareholder.

19.7                        An instrument appointing a proxy may be in any usual or common form or such other form as the Directors may approve.

19.8                        The instrument appointing a proxy shall be deposited at the Registered Office or at such other place as is specified for that purpose in the notice convening the meeting, or in any instrument of proxy sent out by the Company:

(a)                                 not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote; or

(b)                                 in the case of a poll taken more than 48 hours after it is demanded, be deposited as aforesaid after the poll has been demanded and not less than 24 hours before the time appointed for the taking of the poll; or

(c)                                  where the poll is not taken forthwith but is taken not more than 48 hours after it was demanded be delivered at the meeting at which the poll was demanded to the chairman or to the secretary or to any director;

provided that the Directors may in the notice convening the meeting, or in an instrument of proxy sent out by the Company, direct that the instrument appointing a proxy may be deposited at such other time (no later than the time for holding the meeting or adjourned meeting) at the Registered Office or at such other place as is specified for that purpose in the notice convening the meeting, or in any instrument of proxy sent out by the Company. The Chairman may in any event at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited. An instrument of proxy that is not deposited in the manner permitted shall be invalid.

19.9                        The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

19.10                 A resolution in writing signed or consented to in writing or by telex, telegram, cable or other written electronic communication by or on behalf of one or more Shareholders who together hold Shares which carry, in aggregate, a majority in excess of 50% of the votes of all Shareholders entitled to vote on the resolution at a general meeting (having regard to the number of votes to which each such Shareholder is entitled under the Memorandum and Articles), shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

20                                  Corporations Acting by Representatives at Meetings

Any corporation which is a Shareholder or a Director may by resolution of its directors or other governing body authorise such Person as it thinks fit to act as its representative at any meeting of the Company or of any meeting of holders of a Class or of the Directors or of a committee of Directors, and the Person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Shareholder or Director.

21                                  Depositary and Clearing Houses

If a recognised clearing house (or its nominee(s)) or depositary (or its nominee(s)) is a Member of the Company it may, by resolution of its directors or other governing body or by power of attorney, authorise such Person(s) as it thinks fit to act as its representative(s) at any general meeting of the Company or of any Class of Shareholders provided that, if more than one Person is so authorised, the authorisation shall specify the number and Class of Shares in respect of which each such Person is so authorised. A Person so authorised pursuant to this Article shall be entitled to exercise the same powers on behalf of the recognised clearing house (or its nominee(s)) or depositary (or its nominee(s)) which he represents as that recognised clearing house (or its nominee(s)) or depositary (or its nominee(s)) could exercise if it were an individual Member holding the number and Class of Shares specified in such authorisation, including the right to vote individually on a show of hands.

22                                  Directors

22.1                        Unless otherwise determined by the Company in general meeting, the number of Directors shall not be less than three (3) Directors, the exact number of Directors to be determined from time to time by the Board of Directors.  For as long as Alibaba holds at least 5% of the issued shares of the Company on a fully diluted basis, Alibaba shall have the right to appoint one (1) Director by giving written notice to the Company.

22.2                        The Board of Directors shall elect and appoint a Chairman by a majority of the Directors then in office. The period for which the Chairman will hold office will also be determined by a majority of all of the Directors then in office. The Chairman shall preside as chairman at every meeting of the Board of Directors. To the extent the Chairman is not present at a meeting of the Board of Directors within fifteen minutes after the time appointed for holding the same, the attending Directors may choose one of their number to be the chairman of the meeting.

22.3                        The Company may by Resolution of Members or resolution of the Directors appoint any person to be a Director.

22.4                        The Board may, by the affirmative vote of a simple majority of the Directors present and voting at a Board meeting, appoint any person as a Director, to fill a casual vacancy on the Board or as an addition to the Board.

22.5                        An appointment of a Director may be on terms that the Director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the Company and the Director, if any; but no such term shall be implied in the absence of express provision. Each Director whose term of office expires shall be eligible for re-election at a meeting of the Shareholders or re-appointment by the Board.

22.6                        A Director may be removed from office by Resolution of Members of the Company, notwithstanding anything in these Articles or in any agreement between the Company and such Director (but without prejudice to any claim for damages under such agreement). A vacancy on the Board created by the removal of a Director under the previous sentence may be filled by Resolution of Members or by the affirmative vote of a simple majority of the remaining Directors present and voting at a Board meeting. The notice of any meeting at which a resolution to remove a Director shall be proposed or voted upon must contain a statement of the intention to remove that Director and such notice must be served on that Director not less than ten (10) calendar days before the meeting. Such Director is entitled to attend the meeting and be heard on the motion for his removal.

22.7                        Sections 114(2) (Removal of directors) of the Statute shall not apply to the Company.

22.8                        The Board may, from time to time, and except as required by applicable law or Designated Stock Exchange Rules, adopt, institute, amend, modify or revoke the corporate governance policies or initiatives of the Company and determine on various corporate governance related matters of the Company as the Board shall determine by resolution of Directors from time to time.

22.9                        A Director shall not be required to hold any Shares in the Company by way of qualification. A Director who is not a Member of the Company shall nevertheless be entitled to attend and speak at general meetings.

22.10                 The remuneration of the Directors may be determined by the Directors or by Resolution of Members.

22.11                 The Directors shall be entitled to be paid their travelling, hotel and other expenses properly incurred by them in going to, attending and returning from meetings of the Directors, or any committee of the Directors, or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive such fixed allowance in respect thereof as may be determined by the Directors from time to time, or a combination partly of one such method and partly the other.

23                                  Alternate Director or Proxy

23.1                        Any Director may in writing appoint another Person to be his alternate and, save to the extent provided otherwise in the form of appointment, such alternate shall have authority to sign written resolutions on behalf of the appointing Director, but shall not be required to sign such written resolutions where they have been signed by the appointing director, and to act in such Director’s place at any meeting of the Directors at which the appointing Director is unable to be present. Every such alternate shall be entitled to attend and vote at meetings of the Directors as a Director when the Director appointing him is not personally present and where he is a Director to have a separate vote on behalf of the Director he is representing in addition to his own vote. A Director may at any time in writing revoke the appointment of an alternate appointed by him. Such alternate shall be deemed for all purposes to be a Director and shall not be deemed to be the agent of the Director appointing him. The remuneration of such alternate shall be payable out of the remuneration of the Director appointing him and the proportion thereof shall be agreed between them.

23.2                        Any Director may appoint any Person, whether or not a Director, to be the proxy of that Director to attend and vote on his behalf, in accordance with instructions given by that Director, or in the absence of such instructions at the discretion of the proxy, at a meeting or meetings of the Directors which that Director is unable to attend personally. The instrument appointing the proxy shall be in writing under the hand of the appointing Director and shall be in any usual or common form or such other form as the Directors may approve, and must be lodged with the chairman of the meeting of the Directors at which such proxy is to be used, or first used, prior to the commencement of the meeting.

24                                  Powers and Duties of Directors

24.1                        Subject to the Statute, these Articles and to any resolutions passed in a general meeting, the business of the Company shall be managed by the Directors, who may pay all expenses incurred in setting up and registering the Company and may exercise all powers of the Company. No resolution passed by the Company in general meeting shall invalidate any prior act of the Directors that would have been valid if that resolution had not been passed.

24.2                        Subject to these Articles, the Directors may from time to time appoint any natural person or corporation, whether or not a Director to hold such office in the Company as the Directors may think necessary for the administration of the Company, including but not limited to, chief executive officer, one or more other executive officers, president, one or more vice presidents, treasurer, assistant treasurer, manager or controller, and for such term and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another), and with such powers and duties as the Directors may think fit. Any natural person or corporation so appointed by the Directors may be removed by the Directors. The Directors may also appoint one or more of their number to the office of managing director upon like terms, but any such appointment shall ipso facto terminate if any managing director ceases for any cause to be a Director, or if the Company by Resolution of Members resolves that his tenure of office be terminated.

24.3                        The Directors may appoint any natural person or corporation to be a Secretary (and if need be an assistant Secretary or assistant Secretaries) who shall hold office for such term, at such remuneration and upon such conditions and with such powers as they think fit. Any Secretary or assistant Secretary so appointed by the Directors may be removed by the Directors or by the Company by Resolution of Members.

24.4                        The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

24.5                        The Directors may from time to time and at any time by power of attorney (whether under Seal or under hand) or otherwise appoint any company, firm or Person or body of Persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys or authorised signatory (any such Person being an “Attorney” or “Authorised Signatory”, respectively) of the Company for such purposes and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney or other appointment may contain such provisions for the protection and convenience of Persons dealing with any such Attorney or Authorised Signatory as the Directors may think fit, and may also authorise any such Attorney or Authorised Signatory to delegate all or any of the powers, authorities and discretion vested in him.

24.6                        The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the three next following Articles shall not limit the general powers conferred by this Article.

24.7                        The Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any natural person or corporation to be a member of such committees or local boards and may appoint any managers or agents of the Company and may fix the remuneration of any such natural person or corporation.

24.8                        The Directors from time to time and at any time may delegate to any such committee, local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorise the members for the time being of any such local board, or any of them to fill any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any natural person or corporation so appointed and may annul or vary any such delegation, but no Person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

24.9                        Any such delegates as aforesaid may be authorised by the Directors to sub-delegate all or any of the powers, authorities, and discretion for the time being vested in them.

24.10                 Section 175 (Disposition of assets) of the Statute shall not apply to the Company.

25                                  Borrowing Powers of Directors

The Directors may from time to time at their discretion exercise all the powers of the Company to raise or borrow money and to mortgage or charge its undertaking, property and assets (present and future), to issue debentures, debenture stock, bonds and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

26                                  The Seal

26.1                        The Seal shall not be affixed to any instrument except by the authority of a resolution of the Directors provided always that such authority may be given prior to or after the affixing of the Seal and if given after may be in general form confirming a number of affixing of the Seal. The Seal shall be affixed in the presence of a Director or a Secretary (or an assistant Secretary) or in the presence of any one or more Persons as the Directors may appoint for the purpose and every Person as aforesaid shall sign every instrument to which the Seal is so affixed in their presence.

26.2                        The Company may maintain a facsimile of the Seal in such countries or places as the Directors may appoint and such facsimile Seal shall not be affixed to any instrument except by the authority of a resolution of the Directors provided always that such authority may be given prior to or after the affixing of such facsimile Seal and if given after may be in general form confirming a number of affixing of such facsimile Seal. The facsimile Seal shall be affixed in the presence of such Person or Persons as the Directors shall for this purpose appoint and such Person or Persons as aforesaid shall sign every instrument to which the facsimile Seal is so affixed in their presence and such affixing of the facsimile Seal and signing as aforesaid shall have the same meaning and effect as if the Seal had been affixed in the presence of and the instrument signed by a Director or a Secretary (or an assistant Secretary) or in the presence of any one or more Persons as the Directors may appoint for the purpose.

26.3                        Notwithstanding the foregoing, a Secretary or any assistant Secretary shall have the authority to affix the Seal, or the facsimile Seal, to any instrument for the purposes of attesting authenticity of the matter contained therein but which does not create any obligation binding on the Company.

27                                  Disqualification of Directors

27.1                        The office of Director shall be vacated, if the Director:

(a)                                 becomes bankrupt or makes any arrangement or composition with his creditors;

(b)                                 dies or is found to be or becomes of unsound mind;

(c)                                  resigns his office by notice in writing to the Company;

(d)                                 without special leave of absence from the Board, is absent from meetings of the Board for three consecutive meetings and the Board resolves that his office be vacated; or

(e)                                  is removed from office pursuant to any other provision of these Articles.

28                                  Proceedings of Directors

28.1                        The Directors may meet together (either within or outside the British Virgin Islands) for the despatch of business, adjourn, and otherwise regulate their meetings and proceedings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. At any meeting of the Directors, each Director present in person or represented by his proxy or alternate shall be entitled to one vote. In case of an equality of votes the Chairman shall have a second or casting vote. A Director may, and a Secretary or assistant Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors.

28.2                        A Director may participate in any meeting of the Directors, or of any committee appointed by the Directors of which such Director is a member, by means of telephone or similar communication equipment by way of which all Persons participating in such meeting can communicate with each other and such participation shall be deemed to constitute presence in person at the meeting.

28.3                        The quorum necessary for the transaction of the business of the Board may be fixed by the Directors, and unless so fixed, the quorum shall be a majority of Directors then in office. A Director represented by proxy or by an alternate Director at any meeting shall be deemed to be present for the purposes of determining whether or not a quorum is present.

28.4                        A Director who is in any way, whether directly or indirectly, interested in a contract or transaction or proposed contract or transaction with the Company shall declare the nature of his interest at a meeting of the Directors. A general notice given to the Directors by any Director to the effect that he is a member of any specified company or firm and is to be regarded as interested in any contract or transaction which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made or transaction so consummated. Subject to the Designated Stock Exchange Rules and disqualification by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or transaction or proposed contract or transaction notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the Directors at which any such contract or transaction or proposed contract or transaction shall come before the meeting for consideration.

28.5                        A Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine and no Director or intending Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relation thereby established. A Director, notwithstanding his interest, may be counted in the quorum present at any meeting of the Directors whereat he or any other Director is appointed to hold any such office or place of profit under the Company or whereat the terms of any such appointment are arranged and he may vote on any such appointment or arrangement.

28.6                        Any Director may act by himself or through his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director; provided that nothing herein contained shall authorise a Director or his firm to act as auditor to the Company.

28.7                        The Directors shall cause minutes to be made for the purpose of recording:

(a)                                 all appointments of officers made by the Directors;

(b)                                 the names of the Directors present at each meeting of the Directors and of any committee of the Directors; and

(c)                                  all resolutions and proceedings at all meetings of the Company, and of the Directors and of committees of Directors.

28.8                        When the chairman of a meeting of the Directors signs the minutes of such meeting the same shall be deemed to have been duly held notwithstanding that all the Directors have not actually come together or that there may have been a technical defect in the proceedings.

28.9                        A resolution in writing signed or consented to in writing or by telex, telegram, cable or other written electronic communication by all the Directors or all the members of a committee of Directors entitled to receive notice of a meeting of Directors or committee of Directors, as the case may be (an alternate Director, subject as provided otherwise in the terms of appointment of the alternate Director, being entitled to sign such a resolution on behalf of his appointer), shall be as valid and effectual as if it had been passed at a duly called and constituted meeting of Directors or committee of Directors, as the case may be. When signed a resolution may consist of several documents each signed by one or more of the Directors or his duly appointed alternate.

28.10                 The continuing Directors may act notwithstanding any vacancy in their body but if and for so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number, or of summoning a general meeting of the Company, but for no other purpose.

28.11                 Subject to any regulations imposed on it by the Directors, a committee appointed by the Directors may elect a chairman of its meetings. If no such chairman is elected, or if at any meeting the chairman is not present within fifteen minutes after the time appointed for holding the meeting, the committee members present may choose one of their number to be chairman of the meeting.

28.12                 A committee appointed by the Directors may meet and adjourn as it thinks proper. Subject to any regulations imposed on it by the Directors, questions arising at any meeting shall be determined by a majority of votes of the committee members present and in case of an equality of votes the chairman shall have a second or casting vote.

28.13                 All acts done by any meeting of the Directors or of a committee of Directors, or by any Person acting as a Director, shall notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or Person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such Person had been duly appointed and was qualified to be a Director.

29                                  Presumption of Assent

A Director who is present at a meeting of the Board of Directors at which an action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the chairman or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

30                                  Dividends and Distributions

30.1                        Subject to the Statute and this Article and except as otherwise provided by the rights attached to any Shares, the Directors may resolve to pay Distributions on Shares in issue and authorise payment of the Distributions out of the funds of the Company lawfully available therefor.  A dividend shall be deemed to be an interim dividend unless the terms of the resolution pursuant to which the Directors resolve to pay such dividend specifically state that such dividend shall be a final dividend. No Distribution shall be authorised if such Distribution would cause the Company or its Directors to be in breach of the Statute.

30.2                        Subject to any rights and restrictions for the time being attached to any Shares, the Company by Resolution of Members may declare dividends, but no dividend shall exceed the amount recommended by the Directors.

30.3                        The Directors may, before resolving to pay or recommending any Distribution, set aside such sums as they think proper as a reserve or reserves which shall, in the absolute discretion of the Directors, be applicable for any purpose of the Company, and pending such application may in the absolute discretion of the Directors, either be employed in the business of the Company or be invested in such investments (other than Shares of the Company) as the Directors may from time to time think fit.

30.4                        Except as otherwise provided by the rights attached to any Shares, Distributions may be paid in any currency. The Directors may determine the basis of conversion for any currency conversions that may be required and how any costs involved are to be met.

30.5                        Any Distribution, redemption payment, interest or other monies payable in cash in respect of Shares may be paid in any manner determined by the Directors. If paid by cheque it will be sent by mail addressed to the holder at his address in the Register, or addressed to such person and at such addresses as the holder may direct. Every such cheque or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first on the Register in respect of such Shares, and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company.

30.6                        The Directors may determine that a Distribution or redemption payment shall be paid wholly or partly by the distribution of specific assets (which may consist of the shares or securities of any other company) and may settle all questions concerning such distribution. Without limiting the generality of the foregoing, the Directors may fix the value of such specific assets, may determine that cash payment shall be made to some Shareholders in lieu of specific assets and may vest any such specific assets in trustees on such terms as the Directors think fit.

30.7                        If several Persons are registered as joint holders of any Share, any of them may give effective receipts for any dividend or other moneys payable on or in respect of the Share.

30.8                        No Distribution or redemption payment shall bear interest against the Company.

30.9                        Any Distribution or redemption payment which cannot be paid to a Member and/or which remains unclaimed after a period of six (6) calendar years from the date on which such Distribution or redemption payment becomes payable may be forfeited by the Board of Directors and, if so forfeited, shall revert to the Company.

31                                  Accounts, Audit and Annual Return and Declaration

31.1                        The books of account relating to the Company’s affairs shall be kept in such manner as may be determined from time to time by the Directors.

31.2                        The books of account shall be kept at the Registered Office, or at such other place or places as the Directors think fit, and shall always be open to the inspection of the Directors.

31.3                        The Directors may from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Shareholders not being Directors, and no Shareholder (not being a Director) shall have any right to inspect any account or book or document of the Company except as conferred by law or authorised by the Directors or by Resolution of Members.

31.4                        The accounts relating to the Company’s affairs shall be audited in such manner and with such financial year end as may be determined from time to time by the Directors or failing any determination as aforesaid shall not be audited.

31.5                        The Directors may appoint an auditor of the Company who shall hold office until removed from office by a resolution of the Directors and may fix his or their remuneration.

31.6                        Every auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the auditors.

31.7                        The auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment, and at any time during their term of office, upon request of the Directors or any general meeting of the Members.

32                                  Notices

32.1                        Except as otherwise provided in these Articles, any notice or document may be served by the Company or by the Person entitled to give notice to any Shareholder either personally, or by posting it by airmail or a recognised courier service in a prepaid letter addressed to such Shareholder at his address as appearing in the Register, or by electronic mail to any electronic mail address such Shareholder may have specified in writing for the purpose of such service of notices, or by facsimile to any facsimile number such Shareholder may have specified in writing for the purpose of such service of notices, or by placing it on the Company’s Website should the Directors deem it appropriate. In the case of joint holders of a Share, all notices shall be given to that one of the joint holders whose name stands first in the Register in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders.

32.2                        Notices sent from one country to another shall be sent or forwarded by prepaid airmail or a recognised courier service.

32.3                        Any Shareholder present, either personally or by proxy, at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

32.4                        Any notice or other document, if served by:

(a)                                 post, shall be deemed to have been served five (5) calendar days after the time when the letter containing the same is posted;

(b)                                 facsimile, shall be deemed to have been served upon production by the transmitting facsimile machine of a report confirming transmission of the facsimile in full to the facsimile number of the recipient;

(c)                                  recognised courier service, shall be deemed to have been served 48 hours after the time when the letter containing the same is delivered to the courier service; or

(d)                                 electronic means, shall be deemed to have been served immediately (i) upon the time of the transmission to the electronic mail address supplied by the Shareholder to the Company or (ii) upon the time of its placement on the Company’s Website.

In proving service by post or courier service it shall be sufficient to prove that the letter containing the notice or documents was properly addressed and duly posted or delivered to the courier service.

32.5                        Any notice or document delivered or sent by post to or left at the registered address of any Shareholder in accordance with the terms of these Articles shall notwithstanding that such Shareholder be then dead or bankrupt, and whether or not the Company has notice of his death or bankruptcy, be deemed to have been duly served in respect of any Share registered in the name of such Shareholder as sole or joint holder, unless his name shall at the time of the service of the notice or document have been removed from the Register as the holder of the Share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all Persons interested (whether jointly with or as claiming through or under him) in the Share.

32.6                        Notice of every general meeting of the Company shall be given to:

(a)                                 all Shareholders holding Shares with the right to receive notice and who have supplied to the Company an address for the giving of notices to them; and

(b)                                 every Person entitled to a Share in consequence of the death or bankruptcy of a Shareholder, who but for his death or bankruptcy would be entitled to receive notice of the meeting.

32.7                        No other Person shall be entitled to receive notices of general meetings.

33                                  Information

33.1                        Subject to the relevant laws, rules and regulations applicable to the Company, no Member shall be entitled to require discovery of any information in respect of any detail of the Company’s trading or any information which is or may be in the nature of a trade secret or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Board would not be in the interests of the Members of the Company to communicate to the public.

33.2                        Subject to due compliance with the relevant laws, rules and regulations applicable to the Company, the Board shall be entitled to release or disclose any information in its possession, custody or control regarding the Company or its affairs to any of its Members including, without limitation, information contained in the Register and transfer books of the Company.

34                                  Indemnity

34.1                        Subject to the Statute, every Director (including for the purposes of this Article any alternate Director appointed pursuant to the provisions of these Articles), Secretary, assistant Secretary, or other officer for the time being and from time to time of the Company (but not including the Company’s auditors) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, wilful default or fraud, in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the British Virgin Islands or elsewhere.

34.2                        No Indemnified Person shall be liable:

(a)                                 for the acts, receipts, neglects, defaults or omissions of any other Director or officer or agent of the Company; or

(b)                                 for any loss on account of defect of title to any property of the Company; or

(c)                                  on account of the insufficiency of any security in or upon which any money of the Company shall be invested; or

(d)                                 for any loss incurred through any bank, broker or other similar Person; or

(e)                                  for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgement or oversight on such Indemnified Person’s part; or

(f)                                   for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers, authorities, or discretions of such Indemnified Person’s office or in relation thereto;

unless the same shall happen through such Indemnified Person’s own dishonesty, wilful default or fraud.

35                                  Financial Year

Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31st December in each calendar year and shall begin on 1st January in each calendar year.

36                                  Non-recognition of Trusts

No Person shall be recognised by the Company as holding any Share upon any trust and the Company shall not, unless required by law, be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any Share or (except only as otherwise provided by these Articles or as the Statute requires) any other right in respect of any Share except an absolute right to the entirety thereof in each Shareholder registered in the Register.

37                                  Winding Up

37.1                        If the Company shall be wound up the liquidator may, with the sanction of a Special Resolution of Members of the Company and any other sanction required by the Statute, divide amongst the Members in species or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.

37.2                        If the Company shall be wound up, and the assets available for distribution amongst the Members shall be insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the par value of the Shares held by them. If in a winding up the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the Members in proportion to the par value of the Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise. This Article is without prejudice to the rights of the holders of Shares issued upon special terms and conditions.

38                                  Closing of Register or Fixing Record Date

38.1                        For the purpose of determining those Shareholders that are entitled to receive notice of, attend or vote at any meeting of Shareholders or any adjournment thereof, or those Shareholders that are entitled to receive payment of any dividend, or in order to make a determination as to who is a Shareholder for any other purpose, the Directors may provide that the Register shall be closed for transfers for a stated period which shall not exceed in any case thirty (30) calendar days in any calendar year.

38.2                        In lieu of or apart from closing the Register, the Directors may fix in advance a date as the record date for any such determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of the Shareholders and for the purpose of determining those Shareholders that are entitled to receive payment of any dividend the Directors may, at or within ninety (90) calendar days prior to the date of declaration of such dividend, fix a subsequent date as the record date for such determination.

38.3                        If the Register is not so closed and no record date is fixed for the determination of those Shareholders entitled to receive notice of, attend or vote at a meeting of Shareholders or those Shareholders that are entitled to receive payment of a dividend, the date on which notice of the meeting is posted or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders has been made as provided in this Article, such determination shall apply to any adjournment thereof.

39                                  Registration by way of Continuation

The Company may by Special Resolution of Members resolve to be registered by way of continuation in a jurisdiction outside the British Virgin Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing. In furtherance of a resolution adopted pursuant to this Article, the Directors may cause an application to be made to the Registry of Corporate Affairs in the British Virgin Islands to discontinue or deregister the Company in the British Virgin Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

40                                  Disclosure

The Directors, or any service providers (including the officers, the Secretary and the registered office provider of the Company) specifically authorised by the Directors, shall be entitled to disclose to any regulatory or judicial authority any information regarding the affairs of the Company including without limitation information contained in the Register and books of the Company.

41                                  Submission to Jurisdiction

For the avoidance of doubt and without limiting the jurisdiction of the British Virgin Islands Courts to hear, settle and/or determine disputes related to the Company, the courts of the British Virgin Islands shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any Director, officer or other employee of the Company to the Company or the Members, (iii) any action asserting a claim arising pursuant to any provision of the Statute or these Articles including but not limited to any purchase or acquisition of Shares, security or guarantee provided in consideration thereof, or (iv) any action asserting a claim against the Company which if brought in the United States of America would be a claim arising under the internal affairs doctrine (as such concept is recognised under the laws of the United States of America from time to time). The federal courts of the United States of America shall be the exclusive forum within the United States to hear, settle and/or determine any dispute, controversy or claim in relation to any complaint asserting a cause of action arising out of or relating in any way to the federal securities laws of the United States, unless otherwise agreed by the Company in writing. Without prejudice to the foregoing, if any part of this Article is held to be illegal, invalid or unenforceable under applicable law, the illegal, invalid or unenforceable portion of this Article shall not affect or impair the legality, validity or enforceability of the rest of the Articles and this Article shall be interpreted and construed to the maximum extent possible to apply in the relevant jurisdiction with whatever modification or deletion may be necessary so as best to give effect to the intention of the Company. Any person or entity purchasing or otherwise acquiring any share in or of the Company or other security of the Company whether by transfer, sale, operation of law or otherwise, shall be deemed to have notice of and have irrevocably agreed and consented to the provisions of this Article.

We, SHRM Trustees (BVI) Limited of Trinity Chambers, PO Box 4301, Road Town, Tortola, Virgin Islands, British in our capacity as registered agent for the Company hereby apply to the Registrar for the incorporation of the Company this 23rd day of May 2011.

Incorporator

[Sgd.]

Authorised Signatories

SHRM Trustees (BVI) Limited